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                                  Exhibit 12(13)


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               Schedule of Computation of Performance Quotations


TOTAL RETURN

"Standardized" (withdrawal charges deducted)
--------------------------------------------

Total Return = Ending Accumulation Unit Value/Beginning Accumulation Unit Value
- Contract Fee - Withdrawal Charges.

Where:

  Ending Accumulation Unit Value = Beginning Accumulation Unit Value * Unit Value Multiplier.

  Beginning Accumulation Unit Value = a hypothetical initial Unit Value of
  $10.00.

  Contract Fee = 0.12% (based on estimated Certificate Value of $25,000, with the additional assumption that the charge is waived on 25% of all Certificates/Contracts due to the waiver in place for Certificates/Contracts with a Certificate Value of $40,000 or greater).

  Withdrawal Charge = 5% of purchase payments decreasing to 0% over a period of 5 years.

"Non-standardized" (without deducting withdrawal charges)
---------------------------------------------------------

Total Return = Ending Accumulation Unit Value/Beginning Accumulation Unit Value
- Contract Fee.

Where:

  Ending Accumulation Unit Value = Beginning Accumulation Unit Value * Unit Value Multiplier.

  Beginning Accumulation Unit Value = a hypothetical initial Unit Value of
  $10.00.

  Contract Fee = 0.12% (based on estimated Certificate Value of $25,000, with the additional assumption that the charge is waived on 25% of all Certificates/Contracts due to the waiver in place for Certificates/Contracts with a Certificate Value of $40,000 or greater).
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MONEY MARKET 7 DAY YIELD AND EFFECTIVE YIELD

"Current Yield" = ((NCF-ES/UV) x 365/7)
---------------

Where:

  NCF = the net change in the value of the Fund (exclusive of realized gains and losses on the sale of securities and unrealized appreciation and depreciation) for the 7-day period attributable to a hypothetical account having a balance of 1 unit.

  ES = per unit expenses for the hypothetical account for the 7-day period.

  UV = the unit value on the first day of the 7-day period.

"Effective Yield" = ((1-((NCF-ES)/UV) to the power of 365/7) - 1
-----------------

Where:

  NCF = the net change in the value of the Fund (exclusive of realized gains and losses on the sale of securities and unrealized appreciation and depreciation) for the 7-day period attributable to a hypothetical account having a balance of 1 unit.

  ES = per unit expenses for the hypothetical account for the 7-day period.

  UV = the unit value on the first day of the 7-day period.